                                                            EX. 4.1



                                                      [EXECUTION COPY]






                             WARRANT AGREEMENT



                                  between



                    ROCKEFELLER CENTER PROPERTIES, INC.



                                    and



                               CHEMICAL BANK,
                               Warrant Agent














                       Dated as of December 18, 1994
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                             TABLE OF CONTENTS


                                                                       Page


PARTIES ............................................................      1

RECITALS OF THE COMPANY ............................................      1

1.    DEFINITIONS

      Affiliate ....................................................      1
      Business Day .................................................      1
      Certificate of Incorporation .................................      2
      Common Stock .................................................      2
      Company ......................................................      2
      Convertible Debentures .......................................      2
      Current Market Value .........................................      2
      14% Debentures ...............................................      2
      Exchange Act .................................................      2
      Exercise Price ...............................................      2
      Expiration Date ..............................................      2
      GS ...........................................................      2
      Guaranty Obligations .........................................      2
      Holders ......................................................      3
      Indebtedness .................................................      3
      Independent Financial Expert .................................      3
      Lenders ......................................................      3
      LIBOR ........................................................      4
      Loan Agreement ...............................................      4
      Notes ........................................................      4
      Person .......................................................      4
      Piggyback Registration Rights ................................      4
      Prospectus ...................................................      4
      Registrable Common Stock .....................................      4
      Registration Demand ..........................................      4
      Registration Rights ..........................................      5
      Registration Statement .......................................      5























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      Representative(s) ............................................     5
      SEC ..........................................................     5
      Securities Act ...............................................     5
      Shelf Registration ...........................................     5
      Shelf Registration Statement .................................     5
      Stock Appreciation Rights ....................................     5
      Takedown .....................................................     5
      Telerate Page ................................................     5
      Underlying Common Stock ......................................     5
      Warrant Agent ................................................     5
      Warrant Certificates .........................................     5
      Warrants .....................................................     5
      Whitehall ....................................................     6

2.    ORIGINAL ISSUE OF WARRANTS

2.1.  Form of Warrant Certificates .................................     6
2.2.  Execution and Delivery of Warrant Certificates ...............     6

3.    EXERCISE PRICE; EXERCISE OF WARRANTS AND EXPIRATION OF
        WARRANTS

3.1.  Exercise Price ...............................................     7
3.2.  Exercise of Warrants .........................................     7
3.3.  Expiration of Warrants .......................................     7
3.4.  Method of Exercise; Payment of Exercise Price ................     7
3.5.  Compliance with the Securities Act ...........................     9
3.6.  Compliance with Plan Asset Regulations .......................    11

4.    REGISTRATION RIGHTS AND PROCEDURES

4.1.  Demand Registration ..........................................    11
4.2.  Piggyback Registration Rights ................................    14
4.3.  Company's Ability to Postpone Registration Rights ............    15
4.4.  Holder Withdrawal Rights .....................................    16

5.    REGISTRATION PROCEDURES

5.1.  Covenants of the Company Applicable to All Registration
      Statements ...................................................    16
5.2.  Covenants of the Selling Holders .............................    21
5.3.  Registration Expenses ........................................    22
5.4.  Indemnification ..............................................    23
5.5.  Contribution .................................................    25
5.6.  Representations, Warranties and Indemnities to Survive .......    25
5.7.  Rule 144 .....................................................    26
























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5.8.  Participation in Underwritten Offerings ......................    26
5.9.  Lock-Up Agreements ...........................................    26

6.    ADJUSTMENTS

6.1.  Adjustments upon Certain Transactions ........................    27
6.2.  Consent of Warrant Holders to Certain Transactions ...........    27
6.3   Issuance of Common Stock for Noncash Consideration ...........    30
6.4.  Distributions of Debt, Assets, Subscription Rights or
        Convertible Securities .....................................    30
6.5.  Certain Issues Excepted ......................................    31
6.6.  Notice of Adjustment .........................................    31
6.7.  Statement on Warrants ........................................    32
6.8.  Fractional Interests .........................................    32

7.    WARRANT TRANSFER BOOKS .......................................    32

8.    WARRANT HOLDERS

8.1.  No Voting Rights .............................................    33
8.2.  Right of Action ..............................................    34

9.    WARRANT AGENT

9.1.  Nature of Duties and Responsibilities Assumed ................    34
9.2.  Right to Consult Counsel .....................................    35
9.3.  Compensation and Reimbursement ...............................    35
9.4.  Warrant Agent May Hold Company Securities ....................    36
9.5.  Resignation and Removal; Appointment of Successor ............    36

10.   REPRESENTATIONS AND WARRANTIES

10.1. Existence, Power and Ownership ...............................    37
10.2. Authorization ................................................    37
10.3. No Conflicts or Consents .....................................    37
10.4. Consents .....................................................    38
10.5. Enforceable Obligations ......................................    38
10.6. Capitalization ...............................................    38
10.7. Percentage Interests .........................................    38

11.   COVENANTS

11.1. Reservation Of Common Stock For Issuance On Exercise Of
        Warrants ...................................................    39
11.2.  Notice of Dividends .........................................    39
11.3.  Distributions on Warrants ...................................    39
11.4.  Restriction on the Company's Incurrence of Indebtedness .....    39
11.5.  Limitation on Ownership of Common Stock .....................    40






















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12.    MISCELLANEOUS
12.1.  Money and Other Property Deposited with the Warrant
         Agent .....................................................    40
12.2.  Payment of Taxes ............................................    41
12.3.  Surrender of Certificates ...................................    41
12.4.  Mutilated, Destroyed, Lost and Stolen Warrant
         Certificates ..............................................    41
12.5.  Removal of Legends ..........................................    42
12.6.  Notices .....................................................    42
12.7.  Applicable Law ..............................................    42
12.8.  Persons Benefitting .........................................    43
12.9.  Counterparts ................................................    43
12.10. Amendments ..................................................    43
12.11. Headings ....................................................    43

SIGNATURES .........................................................    44


EXHIBIT A Form of Warrant Certificate .............................    A-1












































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                     WARRANT AGREEMENT

            AGREEMENT dated as of December 18, 1994 between Rockefeller Center Properties, Inc., a Delaware corporation (the "Company"), and Chemical Bank, a New York banking corporation, Warrant Agent (together with its successors and assigns, the "Warrant Agent").

            The Company proposes to issue and deliver its warrant certificates (the "Warrant Certificates") evidencing Warrants to purchase up to an aggregate of 4,156,927 shares, subject to adjustment, of its Common Stock, in connection with the execution and delivery of a loan agreement dated the date hereof (the "Loan Agreement") among the Company, the lenders parties thereto (the "Lenders") and Goldman Sachs Mortgage Company, as agent, pursuant to which the Lenders will make loans to the Company evidenced by floating rate notes (the "Notes") and a debenture purchase agreement pursuant to which the Company will issue and sell its 14% Debentures due 2007 (the "14% Debentures") to Whitehall Street Real Estate Limited Partnership V. Simultaneously with the delivery of the Warrants, the Company will also issue and deliver certain Stock Appreciation Rights to the original Holders of the Warrants. Each Warrant will entitle the registered holder thereof to purchase one share of the Company's Common Stock, subject to adjustment.

            In consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders of the Warrants, the Company and the Warrant Agent each hereby agrees as follows:


1.    DEFINITIONS.

            As used in this Agreement, the following terms shall have the following meanings:

            Affiliate: of any Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Business Day: any day that is not a day on which banking institutions are authorized or required to be closed in the State of New York or the State in which the

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principal corporate trust office of the Warrant Agent is located; provided, however, that if the day in question relates to the determination of LIBOR, a Business Day means a day upon which banks are open for the transaction of business in London, England and New York, New York and dealings in U.S. dollar deposits are also carried on in the London interbank market.

            Certificate of Incorporation:  the Company's Restated
Certificate of Incorporation, as amended from time to time.

            Common Stock: the common stock, par value $.01 per share, of the Company and any other capital stock of the Company into which such common stock may be converted or reclassified or that may be issued in respect of, in exchange for, or in substitution of, such common stock by reason of any stock splits, stock dividends, distributions, mergers, consolidations or other like events.

            Company: the meaning set forth in the preamble to this Agreement and its successors and assigns.

            Convertible Debentures: the Company's outstanding Current Coupon Convertible Debentures due 2000 and Zero Coupon Convertible Debentures due 2000.

            Current Market Value:  the meaning set forth in Section 6.1(f).

            14% Debentures: the meaning set forth in the preamble to this Agreement.

            Exchange Act:  the Securities Exchange Act of 1934, as amended.

            Exercise Price:  the meaning set forth in Section 3.1.

            Expiration Date:  the meaning set forth in Section 3.3.

            GS:  Goldman, Sachs & Co.

            Guaranty Obligations: any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness, leases, dividends or other obligations of any other Person in any manner, whether direct or indirect, and including, without limitation, any obligation, whether or not contingent, (i) to purchase any such Indebtedness or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including without limitation


















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keep well agreements, maintenance agreements, comfort letters or similar agreements or arrangements), (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation or (iv) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof.
            Holders: from time to time, the holders of the Warrants and, unless otherwise provided or indicated herein, the holders of the Registrable Common Stock.

            Indebtedness:  with respect to any Person, without duplication,
(i) all indebtedness of such Person for borrowed money, (ii) the deferred purchase price of assets that in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet) of such Person, (iii) all Guaranty Obligations of such Person, (iv) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit (x) supporting other indebtedness of such Person or (y) offset by a like amount of cash or government securities held in escrow to secure such letter of credit and draws thereunder), (v) all capitalized lease obligations of such Person, (vi) all indebtedness of another Person secured by any lien on any property of such Person, whether or not such indebtedness has been assumed, (vii) all obligations under take-or-pay or similar arrangements or under interest rate swap, currency swap, or commodities agreements of such Person, (viii) indebtedness created or arising under any conditional sale or title retention agreement of such Person, (ix) obligations of such Person with respect to withdrawal liability or insufficiency in excess of $5,000,000 (calculated on an accumulated benefit obligation basis) under the Employment Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder or under any qualified plan or related trust and (x) all other obligations that in accordance with generally accepted accounting principles would be shown to be a liability (or on the liability side of a balance sheet) of such Person; provided, however, that Indebtedness shall not include trade payables and accrued expenses arising or incurred in the ordinary course of business.

            Independent Financial Expert: a nationally recognized investment banking firm, ranking in the top ten (as determined by the Securities Dealers Association or a similar securities information data company) as lead manager for primary common stock offerings in the year prior to the year in which it is called upon to give independent financial advice to the Company as described herein and that does not (and whose directors, officers, employees and Affiliates do not) have a direct or indirect financial interest in the Company or any of its Affiliates, that has not been and at the time it is called upon to give independent financial advice to the Company, is not (and none of whose directors, officers, employees or Affiliates is) a promoter, director or officer of the Company or any of its Affiliates or an underwriter or placement agent with respect to any of the securities of the Company or any of its













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Affiliates, and that does not provide any advice or opinions to the Company or any of its Affiliates except as an Independent Financial Expert.

            Lenders: the meaning set forth in the preamble to this Agreement.

            LIBOR: with respect to any date of determination, the interest rate per annum in effect for deposits in United States dollars in the London interbank market for a period of three months as reported on Telerate Page 3750 in the column headed "3MO" for the date that is two Business Days prior to such date of determination. Notwithstanding the foregoing, LIBOR for a day that is not a Business Day shall be deemed to be the rate for the next preceding day that is a Business Day.

            Loan Agreement: the meaning set forth in the preamble of this Agreement.

            Notes: the meaning set forth in the preamble to this Agreement.

            Person: any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Piggyback Registration Rights:  the meaning set forth in
Section 4.2(a).

            Prospectus: the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Common Stock covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

            Registrable Common Stock: all shares of Underlying Common Stock and unless otherwise provided or indicated herein, the related Warrants; provided, however, that particular shares of Underlying Common Stock or Warrants shall cease to be Registrable Common Stock when (i) such shares or Warrants shall have been disposed of in accordance with an effective registration statement covering the sale of such shares or Warrants; (ii) such shares or Warrants have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act or (iii) such shares or Warrants shall have otherwise been transferred and new shares or Warrants not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired and no other applicable and legally binding restriction on transfer shall exist.
















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            As used in Section 4, the number of shares of "Registrable
Common Stock deemed outstanding" on a particular date shall be equal to the sum of (i) the number of shares of Registrable Common Stock issuable upon exercise of Warrants outstanding on such date, plus (ii) the number of shares of Registrable Common Stock outstanding on such date.

            Registration Demand:  the meaning set forth in Section 4.1.

            Registration Rights: the rights of Holders set forth in Sections 4.1 and 4.2 to have shares of Registrable Common Stock or Warrants registered under the Securities Act for sale under one or more effective Registration Statements.

            Registration Statement: any registration statement filed by the Company under the Securities Act that covers any of the Registrable Common Stock, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

            Representative(s):  the meaning set forth in Section 5.8(a).

            SEC:  the Securities and Exchange Commission.

            Securities Act:  the Securities Act of 1933, as amended.

            Shelf Registration:  the meaning set forth in Section 4.1(c).

            Shelf Registration Statement:  the meaning set forth in
Section 4.1(c).

            Stock Appreciation Rights: stock appreciation rights issued by the Company to the original Holders pursuant to the Stock Appreciation Rights Agreement dated as of the date hereof between the Company and Chemical Bank, SAR Agent.

            Takedown:  the meaning set forth in Section 4.1(c)(ii).

            Telerate Page: the display designated as page "3750" and entitled "BBA US$ Interest Settlement Rate-Recap" on the Telerate Monitor (or such other page as may replace the 3750 page on the service for the purpose of displaying London interbank offered rates of major banks).

            Underlying Common Stock: the shares of Common Stock issuable or issued upon the exercise of the Warrants.



















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            Warrant Agent:  the meaning set forth in the preamble to this
Agreement.

            Warrant Certificates: the meaning set forth in the preamble to this Agreement.

            Warrants: the warrants issued by the Company on the date hereof pursuant to this Agreement, any additional warrants issued upon exchange of Stock Appreciation Rights pursuant to the Stock Appreciation Rights Agreement and upon adjustments made pursuant to Sections 6.1 and 6.2.

            Whitehall: Whitehall Street Real Estate Limited Partnership V, a Delaware limited partnership, and its Affiliates.

            Certain terms, used principally in Sections 4, 5 and 6, are defined in those Sections.


2.    ORIGINAL ISSUE OF WARRANTS.

            2.1. Form of Warrant Certificates. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which countersigned by the Warrant Agent and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.5(f) and as required by the Certificate of Incorporation or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.

            Pending the preparation of definitive Warrant Certificates, temporary Warrant Certificates may be issued, which may be printed, lithographed, typewritten, mimeographed or otherwise produced, which will be substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and which are not required to be countersigned by the Warrant Agent.

            If temporary Warrant Certificates are issued, the Company will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates to the Warrant Agent, without charge to the Holder. Until so exchanged the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.


















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      2.2.  Execution and Delivery of Warrant Certificates.  Simultaneously
with the execution of this Agreement, Warrant Certificates evidencing Warrants to purchase an aggregate of up to 4,156,927 shares of Common
Stock, subject to adjustment, shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to Whitehall. Warrant Certificates evidencing additional Warrants issued in exchange for Stock Appreciation Rights may be executed, on or after the date of this Agreement, by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates upon the order and at the direction of the Company to the purchasers thereof on the date of issuance. The Warrant Agent is hereby irrevocably authorized to countersign and deliver Warrant Certificates as required by this Section 2.2, Section 7, Section 12.4 or
Section 12.5. The Warrant Certificates shall be executed on behalf of the Company by its President or Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.


3.    EXERCISE PRICE; EXERCISE OF WARRANTS AND EXPIRATION OF WARRANTS.

            3.1. Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement, to purchase, except as provided in
Section 3.4 hereof, one share of Common Stock for each Warrant represented thereby, subject to all adjustments made on or prior to the date of issuance thereof, at an exercise price (the "Exercise Price") of $5.00 per share, subject to all adjustments made on or prior to the date of issuance thereof as herein provided.

            3.2. Exercise of Warrants. The Warrants shall be exercisable from time to time on any Business Day beginning on the earliest of (i) the time immediately after the Loans (as defined in the Loan Agreement) have been made by the Lenders and the 14% Debentures have been purchased by Whitehall, (ii) such time as any condition precedent specified in
Section 3.01 of the Loan Agreement (other than Section 3.01(c) as it relates to Sections 7.01(f) and (g) thereof) is no longer capable of being fulfilled in accordance with the terms thereof and (iii) March 31, 1995, and ending on the Expiration Date in the manner provided for herein.
















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            3.3.  Expiration of Warrants.  The Warrants shall expire and the rights of the Holders of such Warrants shall terminate at the close of business on the earlier of (i) March 31, 1995 in the event the Lenders fail to fund under the Loan Agreement even though all of the conditions precedent set forth in Section 3.01 thereof have been satisfied and (ii) December 31, 2007 (such earlier date being referred to as the "Expiration Date").

            3.4. Method of Exercise; Payment of Exercise Price. In order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant to the Warrant Agent, with the form on the reverse of or attached to the Warrant Certificate duly executed, together with any required payment in full of the Exercise Price then in effect for the shares of Underlying Common Stock as to which a Warrant Certificate is submitted for exercise. Any such payment of the Exercise Price shall be by certified or official bank check drawn on a New York City bank payable to the order of the Company. All funds received upon the tender of Warrants shall be deposited by the Warrant Agent for the account of the Company, unless otherwise instructed in writing by the Company.

            If fewer than all the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered to the Warrant Agent by the Company. The Warrant Agent shall promptly countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.

            Upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent shall thereupon promptly notify the Company, and the Company shall transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 6.8. A Holder shall be deemed to own and have all of the rights associated with any Underlying Common Stock or other securities or property (including money) to which it is entitled pursuant to this Agreement upon the surrender of a Warrant Certificate in accordance with this Section 3.4.

            Notwithstanding anything to the contrary contained herein, in the event of the occurrence of a business combination pursuant to which the unaffiliated stockholders of the Company are given the opportunity to exchange all or a portion of such stockholders' shares of Common Stock, the Holders may exercise their Warrants by surrendering such Warrants













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to the Warrant Agent, with the form on the reverse of or attached to the
Warrant Certificate duly executed, together with an indication that they are exercising these Warrants pursuant to this paragraph and the Warrant Agent shall thereupon promptly notify the Company of such surrender, and the Company shall promptly (i) in the case of only cash consideration, pay to each Holder an amount equal to the number of shares for which the Warrants submitted by each Holder may be exercised multiplied by the difference between such cash consideration and the Exercise Price, on a per share of Common Stock basis, and (ii) in the case of noncash consideration or any combination of cash and noncash consideration, upon receipt from each Holder of its Warrant Certificates, deliver to each such Holder the difference between (x) the cash, if any, and the fair market value of the noncash consideration as determined by an Independent Financial Expert in the same manner as Section 6.2(f) and (y) the Exercise Price, on a per share of Common Stock basis.

            3.5. Compliance with the Securities Act. (a) No Warrant may be exercised and no Warrant or share of Registrable Common Stock may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a "sale"), except in compliance with this Section 3.5 and Section 3.6 below.

            (b) A Holder may exercise its Warrants if it is an "accredited investor" or a "qualified institutional buyer", as defined in Regulation D and Rule 144A under the Securities Act, respectively, and a Holder may sell its Warrants or any Registrable Common Stock to a transferee that is an "accredited investor" or a "qualified institutional buyer", as such terms are defined in such Regulation and such Rule, respectively, provided that each of the following conditions is satisfied:

            (i) with respect to any "accredited investor" that is not an institution, such Holder or transferee, as the case may be, provides certification establishing to the reasonable satisfaction of the Company that it is an "accredited investor";

            (ii) such Holder or transferee represents that it is acquiring the Underlying Common Stock (in the case of an exercise) or the Warrants or shares of Registrable Common Stock (in the case of a sale) for its own account and that it is not acquiring such Underlying Common Stock or the Warrants or shares of Registrable Common Stock with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and

            (iii) such Holder or transferee agrees to be bound by the provisions of this Section 3.5 with respect to any exercise of the Warrants and any sale of the Warrants or shares of Registrable Common Stock.













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            (c)   A Holder may exercise its Warrants and may sell its
Warrants or shares of Registrable Common Stock in accordance with Regulation S under the Securities Act; provided that such Holder and the Company shall take, and cause any transferee to take, all actions that such Holder and the Company agree is reasonably necessary to qualify such transaction under Regulation S under the Securities Act.

            (d) A Holder may exercise its Warrants or sell its Warrants or shares of Registrable Common Stock if:

            (i) such Holder gives written notice to the Company of its intention to exercise or effect such sale, which notice (A) shall describe the manner and circumstances of the proposed transaction in reasonable detail and (B) shall designate the counsel for such Holder, which counsel shall be reasonably satisfactory to the Company;

            (ii) counsel for the Holder shall render a customary opinion, to the effect that such proposed exercise or sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and

            (iii) such Holder or transferee complies with Sections 3.5(b)(ii) and 3.5(b)(iii).

            (e) Subject to Section 12.5, all stock certificates issued pursuant to the exercise of the Warrants shall bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF DECEMBER 18, 1994 BETWEEN ROCKEFELLER CENTER PROPERTIES, INC. (THE "COMPANY") AND CHEMICAL BANK, WARRANT AGENT. A COPY OF SUCH WARRANT AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

            (f) Subject to Section 12.5, each certificate representing the Warrants shall bear the following legend:

            THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF DECEMBER 18, 1994 BETWEEN ROCKEFELLER CENTER PROPERTIES, INC. (THE "COMPANY") AND CHEMICAL BANK, WARRANT AGENT. A COPY OF SUCH WARRANT AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.

            (g)   The provisions of Section 3.5(a) shall not apply to:

            (i) any exercise of a Warrant in connection with a sale of the Registrable Common Stock issued upon such exercise in a transaction that is registered under the Securities Act.

            (ii) any sale of a Warrant or shares of Registrable Common Stock in a transaction that is registered under the Securities Act.

            3.6. Compliance with Plan Asset Regulations. Until such time as the Warrants and the Underlying Common Stock constitute "publicly-offered securities" within the meaning of Department of Labor Regulation 29 CFR Section 2510.3-101(b), as amended, and the advisory opinions or other administrative interpretations thereunder (collectively, the "Plan Asset Regulations"), no Warrant may be sold to a "benefit plan investor" within the meaning of the Plan Asset Regulations if the result of such sale would be that benefit plan investors hold 25% or more of all nonpublicly-offered shares of Common Stock, on a fully diluted basis (assuming, among other things, (i) an exercise of all outstanding nonpublicly-offered Warrants for Common Stock, (ii) an exchange of all outstanding nonpublicly-offered Stock Appreciations Rights for Warrants and a subsequent exercise of such Warrants for Common Stock and (iii) a conversion of all outstanding Convertible Debentures for Common Stock).


4.    REGISTRATION RIGHTS AND PROCEDURES.

            4.1. Demand Registration. (a) At any time after the Warrants have become exercisable pursuant to Section 3.2, the Holders of (i) at least 5% of the Registrable Common Stock then deemed outstanding shall have the right to request in writing that the

Company effect a registration of such Holders' Registrable Common Stock pursuant to the provisions of this Section 4.1 or (ii) at least 1% of the Registrable Common Stock then deemed outstanding shall have the right to request in writing that the Company effect a registration of such Holder's Registrable Common Stock pursuant to a Takedown under this Section 4.1 (each such request, a "Registration Demand"). A Registration Demand shall specify the number of shares of Registrable Common Stock that each such Holder proposes to sell in the offering. If no Shelf Registration Statement (as defined in Section 4.1(c)(i) below) shall be effective as of the date of the Registration Demand, the demanding Holders may elect to register such Registrable Common Stock in accordance with either
Section 4.1(c)(i) or Section 4.1(d). If a Shelf Registration Statement shall be effective as of the date of the Registration Demand, then all demanding Holders shall be deemed to have elected to register their Registrable Common Stock pursuant to Section 4.1(c)(ii). The Holders may make four Registration Demands pursuant to Sections 4.1(c)(i) and 4.1(d) and four Registration Demands per year pursuant to an existing Shelf Registration Statement pursuant to Section 4.1(c)(ii) for which the Company will pay and bear all costs and expenses in accordance with
Section 5.3 and thereafter the Holders may make an unlimited number of Registration Demands for which such requesting Holders shall pay and bear all costs and expenses.

            (b) Upon receipt of a Registration Demand (other than a Takedown), the Company shall give written notice thereof to all of the other Holders at least 30 days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders shall have the right, within 20 days after the delivery of such notice, to request that the Company include all or a portion of such Holder's Registrable Common Stock in such Registration Statement. Upon receipt of a Registration Demand that is a Takedown, a representative of the selling holders shall give written notice thereof to all of the other Holders at least three Business Days prior to the initial filing of a Registration Statement relating to such Registration Demand. Each of the other Holders shall have the right, within one Business Day after the delivery of such notice, to request that the Company include all or a portion of such Holder's Registrable Common Stock in such Registration Statement.

            (c) (i) As promptly as practicable and in no event later than 60 days after the Company receives a Registration Demand electing to register Registrable Common Stock pursuant to this
      Section 4.1(c), the Company shall file under the Securities Act a "shelf" registration statement (the "Shelf Registration Statement") providing for the registration and the sale on a continuous or delayed basis of all the Registerable Securities, pursuant to Rule
      415 under the Securities Act and/or any similar rule that may be adopted by the SEC (the "Shelf Registration"). The Company agrees to use its best efforts to cause the Shelf Registration Statement to become or be declared effective no later than 60 calendar days after the filing (the "60 Day Effective Date") and to keep such Shelf Registration continuously effective for a period ending on the occurrence of the earlier of: (x) the third anniversary of the Registration Demand and (y) notification by all of the requesting Holders that such Holders have sold all of the Registerable Common Stock owned by them. The Company further agrees to supplement or make amendments to the Shelf Registration Statement and the prospectus included therein (x) as may be necessary to effect and maintain the effectiveness of such Shelf Registration Statement for the period set forth in the previous sentence and (y) as may be required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration or by the Securities Act or rules and regulations thereunder for shelf registration. The Company agrees to furnish to the Holders of the securities registered thereby copies of any such supplement or amendment (but excluding any periodic reports required to be filed with the SEC under the Exchange Act of 1934) so that the Holders, through the Representative(s), have a reasonable opportunity to comment thereon prior to its being used and/or filed with the SEC.

                  (ii) As promptly as practicable after the Company receives a Registration Demand from a Holder or Holders pursuant to which a Holder is deemed to have elected to register Registrable Common Stock pursuant to an existing Shelf Registration Statement (a "Takedown"), the Company shall file a Prospectus with the SEC and otherwise comply with the Securities Act and all rules, regulations and instructions thereunder applicable to such Takedown. In the event that no Prospectus or other filing is required nor any other action necessitating the Company's participation is required to effect a sale of Registrable Common Stock pursuant to an effective Shelf Registration Statement, a representative of the selling holder or holders agrees to provide the Company with at least three Business Days' notice of the proposed sale (which may or may not include the amount of shares of Registrable Common Stock to be registered) pursuant to the Shelf Registration Statement; provided, however, that the Company shall have the right to postpone any such sale for a reasonable period of time not to exceed 90 days if: (i) in the opinion of counsel for the Company, the Company would, in connection with such sale, be required to disclose in such Registration Statement (or any prospectus supplement to be used in connection therewith) information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company.

            (d) As promptly as practicable and in no event later than 60 days after the Company receives a Registration Demand electing to register Registrable Common Stock pursuant to this Section 4.1(d), the Company shall file with the SEC a Registration Statement, on any form that shall be available and appropriate for the sale of the Registrable

Common Stock in accordance with the intended method of distribution thereof. The Company shall include in such Registration Statement all of the Registrable Common Stock of such requesting Holders that such Holders have requested to be included therein pursuant to Sections 4.1(a) and 4.1(b); provided, however, that, if the requested registration involves an underwritten offering, the Registrable Common Stock to be registered may be reduced if the managing underwriter delivers a notice (a "Cutback Notice") pursuant to Section 4.1(g).

                  The Company shall use its best efforts to cause each such Registration Statement to be declared effective and to keep such Registration Statement continuously effective and usable for resale of such Registrable Common Stock, for a period of 90 days from the date on which the SEC declares such Registration Statement effective or such shorter period as is necessary to complete the distribution of the securities registered thereunder.

            (e) The Representative(s) shall determine the method of distribution of shares of Registrable Common Stock pursuant to a Registration Demand.

            (f) If a Registration Demand involves an underwritten offering, GS shall be the managing underwriter for such offering unless GS declines such engagement, in which event, the Representative(s) shall select the managing underwriter; provided that such managing underwriter so selected shall be reasonably satisfactory to the Company.

            (g) In the event that the proposed offering is an underwritten offering and includes securities to be offered for the account of the Company (the "Company Shares"), the provisions of this
Section 4.1(g) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of shares of Registrable Common Stock, plus the Company Shares proposed to be sold therein, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the number of shares of Registrable Common Stock requested to be registered and Company Shares shall be reduced in the following order until the number of shares to be offered has been reduced to the maximum number of shares specified by the managing underwriter in the Cut Back Notice: first, the Company Shares and second, the Registrable Common Stock in proportion to the respective number of shares of Registrable Common Stock that each Holder has requested to be registered.

            (h) The underwriting agreement relating to any Registration Demand shall provide that each requesting Holder shall have the right to sell either its Warrants or its Registrable Common Stock to the underwriters.

            (i) No Registration Demand (other than a Takedown) may be made until the expiration of six months following the completion of the distribution of the securities registered under any Registration Statement that has been filed and has become effective pursuant to a prior
Registration Demand.

            (j) The Company shall not be obligated to file a Registration Statement relating to any Registration Demand (other than a Takedown) unless the requests by the Holders for such registration cover an aggregate of 5% or more of the Registrable Common Stock then deemed outstanding.

            4.2. Piggyback Registration Rights. (a) If the Company proposes to file a Registration Statement with the SEC respecting an offering, whether primary or secondary, of any equity securities of the Company, the Company shall give written notice to all the Holders at least 30 days prior to the initial filing of the Registration Statement relating to such offering. Each such Holder shall have the right, within 20 days after delivery of such notice, to request in writing that the Company include all or a portion of such Holder's Registrable Common Stock in such Registration Statement ("Piggyback Registration Rights").

            (b) In the event that the proposed offering is an underwritten offering covering shares of Common Stock to be offered for the account of the Company (the "Company Shares"), the provisions of this
Section 4.2(b) shall be applicable if the managing underwriter delivers a Cutback Notice stating that, in its opinion, the aggregate number of shares of Registrable Common Stock and the Company Shares that the Holders have requested to be registered, exceeds the maximum number of shares specified by the managing underwriter in such Cutback Notice that may be distributed without adversely affecting the price, timing or distribution of the Common Stock being distributed. If the managing underwriter delivers such Cutback Notice, the number of shares of Registrable Common Stock and Company Shares requested to be included in such offering shall be reduced in the following order until the number of shares to be offered has been reduced to the maximum number of shares specified by the managing underwriter in the Cut Back Notice: first, the Registrable Common Stock in proportion to the respective number of shares of Registrable Common Stock that each Holder has requested to be registered and second, the Company Shares.

            (c) The provisions of this Section 4.2 shall not be applicable in connection with (i) a registration statement filed by the Company pursuant to Section 4.1 or (ii) a transaction in which a registration statement is filed by the Company on Form S-4 or S-8 or any successor forms.

            4.3.  Company's Ability to Postpone Registration Rights.
(a) The Company shall have the right to postpone the filing of any Registration Statement relating to a Demand

Registration for a reasonable period of time not to exceed 90 days if:
(i) in the opinion of counsel for the Company, the Company would be required to disclose in such Registration Statement information not otherwise then required by law to be publicly disclosed and (ii) in the good faith judgment of the Board of Directors of the Company, such disclosure would adversely affect any material corporate development or business transaction contemplated by the Company; provided, however, that such 90-day period shall be deducted from the six-month interval allowed between Registration Demands pursuant to Section 4.1(i).

            (b) If at any time after the Company notifies the Holders of its intention to file a Registration Statement that would trigger Piggyback Registration Rights, the Board of Directors of the Company in good faith shall determine for any reason not to effect such registration or to postpone such registration, the Company shall (i) in the case of a determination not to effect such registration, be relieved of its obligation to register any Registrable Common Stock of Holders requesting inclusion in such registration, and (ii) in the case of a determination to postpone such registration, be permitted to postpone registering the Registrable Common Stock of Holders requesting inclusion in such registration.

            (c) The Company shall as promptly as practicable notify the Holders of any postponement pursuant to this Section 4.3, specifying the reasons therefor.

            4.4. Holder Withdrawal Rights. The Company shall withdraw from registration any Registrable Common Stock on request of a Holder; provided that, in the case of a Registration Demand under Section 4.1, a Demand Registration shall be deemed to have been made for the purpose of the number of such Demands permitted to be made under Section 4.1(a) if the Company shall have incurred $50,000 in expenses relating to such Demand Registration at such time as such Holder makes such withdrawal. The Company shall not be obligated to maintain the effectiveness of any Registration Statement if, after any withdrawal of Registrable Common Stock by a Holder, the number of shares of Registrable Common Stock remaining subject to such Registration Statement is less than 5% of the Registrable Common Stock deemed outstanding, unless (i) the Company is also registering securities on such Registration Statement for its own account or (ii) if such Registration Statement relates to securities other than for the account of the Company.


5.    REGISTRATION PROCEDURES.

            5.1. Covenants of the Company Applicable to All Registration Statements. This Section 5.1 applies to all Registration Statements filed by the Company and referred to in Section 4.1 or 4.2. The securities covered by each such Registration Statement are referred to as the "Registered Securities". Each underwriter, agent, selling broker, dealer manager or similar securities industry professional participating in any offering of the

Registered Securities is referred to as an "underwriter" or "agent" and any agreement entered into with an underwriter or agent is referred to as an "underwriting or agency agreement". In connection with each such registration, the Company covenants with each Holder participating in such offering (each, a "selling holder") and each underwriter or agent participating therein as follows:

            (a) The Company will notify the selling holders and the managing underwriter or agent, immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the SEC,
      (iii) of any request by the SEC to amend the Registration Statement or amend or supplement the Prospectus or for additional information,
      (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Registered Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes, (v) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities the representations and warranties of the Company contemplated by
      Section 5.1(j) cease to be true and correct and (vi) of the existence of any fact that results or may result in the Registration Statement, the Prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading.

            (b) The Company will use every reasonable effort to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

            (c) The Company will afford the Representative(s) and the managing underwriters a reasonable opportunity to comment prior to its being filed with the SEC any Registration Statement, any amendment thereto, or any amendment of or supplement to the Prospectus (including amendments of the documents incorporated by reference into the Prospectus but excluding any periodic reports required to be filed with the SEC pursuant to the Exchange Act).

            (d) The Company will furnish to each selling holder and to the managing underwriter or agent, without charge, as many signed copies of the Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as such selling holder or the managing underwriter or agent may reasonably request, and will furnish to the managing underwriter, for each other underwriter participating in an underwritten offering, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (including documents incorporated by reference into the Prospectus but without exhibits).

            (e) The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, as many copies of each preliminary prospectus as such selling holder or such underwriter or agent may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will deliver to each selling holder and each underwriter or agent participating in such offering, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as such selling holder or such underwriter or agent may reasonably request.

            (f) The Company will comply to the best of its ability with the Securities Act and the rules and regulations of the SEC thereunder, and the Exchange Act and the rules and regulations of the SEC thereunder so as to permit the completion of the distribution of the Registered Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registered Securities any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the selling holders, counsel for the underwriters or agents or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion any of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act or the rules and regulations of the SEC thereunder, the Company will promptly prepare and file with the SEC, subject to
      Section 5.1(c), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

            (g) The Company will use its best efforts, in cooperation with the selling holders or the underwriters or agents, as the case may be, to qualify the Registered Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the selling holders or the managing underwriter or agents, as the case may be, may designate; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Registered Securities have been qualified as above provided.

            (h) The Company will use its best efforts to effect the listing of the Registered Securities covered by a Registration Statement not then listed on each national securities exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on any national securities exchange, if, in either case, so requested by Whitehall for so long as it is a Holder or the Representative(s), or if requested by the managing underwriter.

            (i) The Company shall make such representations and warranties to the selling holders and the underwriters or agents, if any, in form, substance and scope as are customarily made by issuers to underwriters in underwritten public offerings.

            (j) On the effective date of the Registration Statement or, in the case of an underwritten offering, on the date of delivery of the Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, opinions of counsel for the Company with respect to, among other things, the due incorporation and good standing of the Company; the qualification of the Company to transact business as foreign corporation; the due authorization, execution and delivery of this Agreement; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the Warrants and/or the Registerable Common Stock, as the case may be; the absence of material legal or governmental proceedings involving the Company; the absence of a breach by the Company of, or a default under, agreements binding the Company; the absence of governmental approvals required to be obtained in connection with the registration, offering and sale of the Warrants and/or Registerable Common Stock, as the case may be;
      the compliance as to form of the Registration Statement and any documents incorporated by reference therein with the requirements of the Securities Act; the effectiveness of such Registration Statement under the Securities Act; and a statement that, as of the date of the opinion and of the Registration Statement or most recent post-effective amendment thereto, as the case may be, nothing has come to the attention of such counsel which causes them to believe that either the Registration Statement or the Prospectus included therein, as then amended or supplemented, or the documents incorporate by reference therein (in the case of such documents, in the light of the circumstances existing at the time that such documents were filed with the Commission under the Exchange Act), contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading (it being understood that such counsel need express no opinion as to the financial statements and other financial data included therein or omitted therefrom).

                  In the event that any broker-dealer registered under the Exchange Act shall be an "affiliate" of, or shall have a "conflict of interest" with, the Company (each such term as defined in Schedule E to the By-Laws of the National Association of Securities Dealers ("NASD")), and such broker-dealer shall underwrite any Registerable Common Stock or participate as a member of an underwriting syndicate or selling group or otherwise "assist in the distribution" (within the meaning of the Rules of Fair Practice and the By-Laws of the
      NASD) thereof, whether as a Holder or as an underwriter, a placement or sales agent or a broker or dealer in respect of such Registerable Common Stock or otherwise, the Company shall assist such broker-dealer, in complying with the requirements of such Rules and By-Laws, including, without limitation, by (1) if such Rules or By-Laws, including Schedule E thereto, shall so require, engaging a "qualified independent underwriter" (as defined in such Schedule) to participate in the preparation of the registration statement relating to such Registerable Common Stock, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by the Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the maximum public offering price of such Registerable Common Stock,
      (2) paying the fees and expenses of any such qualified independent underwriter and indemnifying the qualified independent underwriter to the extent of the indemnification of underwriters provided in
      Section 5.4 hereof, and (3) providing to such broker-dealer such information concerning the Company and its affiliates, officers, directors, employees and securityholders as may be required in order for such broker-dealer to comply with the requirements of Schedule E to the NASD By-laws and Section 44 of the Rules of Fair Practice.

            (k) Immediately prior to the effectiveness of the Registration Statement or, in the case of an underwritten offering, at the time of delivery of any Registered Securities sold pursuant thereto, the Company shall cause to be delivered to the selling holders and the underwriters or agents, if any, letters from the Company's independent public accountants stating that such accountants are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations of the SEC thereunder, and otherwise in customary form and covering such financial and accounting matters as are customarily covered by letters of the independent public accountants delivered in connection with primary underwritten public offerings.

            (l) If the managing underwriter or agent so requests, the underwriting or agency agreement shall set forth in full the provisions hereof relating to covenants, registration expenses, lock-up agreements, indemnification and contribution contained in Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.8 and 5.9, with such changes therein as may be agreed to by the managing underwriter or agent, the Company and the selling holders.

            (m) The Company shall deliver such documents and certificates as may be requested by any selling holder or the underwriters or agents, if any, to evidence compliance with Section 5.1(i) and with any customary conditions contained in the underwriting or agency agreement, if any.

            (n) The Company will make available for inspection by representatives of the selling holders and the underwriters or agents participating in such offering, any attorney or accountant retained by such selling holders or underwriters or agents and, with respect to any private placement of Warrants or Underlying Common Stock, upon notice to the Company, prospective purchasers, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter or agent, attorney or accountant in connection with the preparation of the Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by each such person (by, among other things, if so requested by the Company, entering into a confidentiality agreement in form and substance satisfactory to the Company) unless such records, information or documents become part of the public domain through no fault of such person or unless disclosure thereof is required by court or administrative order or the SEC (including the federal securities law).

            (o) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby (or 90 days if such period is a fiscal year), an earnings statement of the Company (in form complying with the provisions of Rule 158 under the rules and regulations of the SEC under the Securities Act), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

            (p) The Company will enter into such customary agreements, including a customary underwriting or agency agreement with the underwriters or agents, if any, and take all such other actions in connection with the offering in order to expedite or facilitate the disposition of the Registered Securities.

            5.2. Covenants of the Selling Holders. (a) Each selling holder shall use its best efforts to furnish to the Company such information regarding the distribution of such Registered Securities as is customarily requested from selling holders in underwritten public offerings.

            (b) Each selling holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5.1(a)(vi), such selling holder will forthwith discontinue the disposition of its Registered Securities pursuant to the Registration Statement until such selling holder's receipt of the copies of a supplemented or amended Prospectus contemplated by Section 5.1(f), or until it is advised in writing by the Company that the use of such Prospectus may be resumed. If the Company shall give any such notice, the Company shall extend the period of time during which the Company is required to keep the Registration Statement effective and usable by the number of days during the period from the date of receipt of such notice to the date when each selling holder of Registered Securities covered by such Registration Statement either receives the copies of a supplemented or amended Prospectus contemplated by Section 5.1(f) or is advised in writing by the Company that the use of such Prospectus may be resumed.

            (c) Each selling holder agrees to make customary representations and warranties to the Company and the underwriters or agents, if any, in form, substance and scope as are customarily made by selling holders in underwritten public offerings, but no selling holders, as such, shall be required to make any representation or warranty as to the accuracy or completeness of the Registration Statement (except as to written information furnished to the Company by such selling holder expressly for use therein).

            (d) Each selling holder agrees to provide the Company, upon receipt of its request, with such information about the selling holder to enable the Company to comply with the requirements of the Securities Act and to execute such certificates as the Company may reasonably request in connection with such information and otherwise to satisfy any requirements of law.

            5.3. Registration Expenses. (a) The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement with respect to each registration pursuant to
Section 4.1 or 4.2, including, without limitation:

            (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements thereto, and the cost of furnishing copies thereof to the selling holders or the underwriters or agents, as the case may be;

            (ii) the preparation, printing and distribution of any underwriting or agency agreement, certificates representing the Registered Securities, any Blue Sky Survey and other documents relating to the performance of and compliance with this Agreement;

            (iii) the fees and disbursements of the Company's counsel and accountants and the reasonable fees and disbursements of one counsel retained by the selling holders pursuant to Section 5.3(b);

            (iv) the fees and disbursements of the underwriters or agents customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the Registration Statement, but excluding underwriting discounts and commissions and transfer taxes, if any;

            (v) the qualification of the Registered Securities Stock under applicable securities laws in accordance with Section 5.1(g) and any filing for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and fees and disbursements of counsel for the selling holders and the underwriters or agents, as the case may be, in connection therewith, in connection with any Blue Sky Survey and in connection with any reserve share program; and

            (vi) all fees and expenses incurred in connection with the listing, if any, of any of the Registered Securities on any securities exchange pursuant to Section 5.1(h).

            (b) In connection with the filing of each Registration Statement, the Company will reimburse the selling holders for the reasonable fees and disbursements of one firm of legal counsel, which shall be chosen by the Representative(s) and shall be reasonably satisfactory to the Company.

            (c) Each selling holder will pay and bear all costs and expenses incident to the delivery of the Registered Securities to be sold by it, including any stock transfer taxes payable upon the sale of such Registered Securities to the purchaser thereof and any underwriting discounts or commissions payable to underwriters or agents in connection therewith.

            5.4. Indemnification. (a) In connection with each registration pursuant to Section 4.1 or 4.2, the Company agrees to indemnify and hold harmless each selling holder, each underwriter or agent participating in such offering, and each person, if any, who controls any selling holder or any such underwriter or agent within the meaning of
Section 15 of the Securities Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld; and

            (iii) against any and all expense whatsoever, as incurred (including fees and disbursements of counsel chosen by the selling holders and by the underwriters or agents), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that, with respect to any selling holder or any underwriter or agent, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any such selling holder or underwriter or agent, respectively, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (b) Each selling holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) The obligations of the Company under Section 5.4(a) and of the selling holders under Section 5.4(b) to indemnify any underwriter or agent who participates in an offering (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and each selling holder, and each person, if any, who controls the Company or any such selling holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 5.4(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is materially prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, provided that the indemnified party shall be entitled to participate in the defense of such action with counsel chosen by it, the fees and expenses of which, subject to the next sentence, shall be paid by the indemnifying party. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for (i) the Company, its officer, directors and controlling persons as a group, (ii) the selling holders and their controlling persons as a group and (iii) the underwriters or agents and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

            5.5. Contribution. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 5 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the selling holders and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the selling holders and one or more of the underwriters or agents, as incurred, in such proportions that (i) the underwriters or agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the Prospectus (or, if not set forth on the cover page, that are applicable to the offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the offering) and (ii) each of the selling holders and the Company is responsible for an equal portion of the balance.

            (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 5.5, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent, and each director of the Company, each officer of the Company who signed a Registration Statement, and each person, if any, who controls the Company or a selling holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling holder, as the case may be.

            5.6. Representations, Warranties and Indemnities to Survive. The indemnity and contribution agreements contained in this Section 5 and the representations and warranties of the Company referred to in
Section 5.1(i) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement,
(ii) any investigation made by or on behalf of the selling holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

            5.7. Rule 144. The Company covenants that it will continue to file the reports required to be filed by it under the Securities Act and the rules and regulations of the SEC thereunder and the Exchange Act and the rules and regulations of the SEC thereunder and it will take such further action as any Holder of Registrable Common Stock may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Common Stock without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time. Upon the request of any Holder of Registrable Common Stock, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

            5.8. Participation in Underwritten Offerings. No Holder may participate in any underwritten offering hereunder unless:

            (a) Such Holder executes a power of attorney appointing one or more (up to three) attorneys (each, a "Representative") designated by the selling holders proposing to sell a majority of the shares of Registrable Common Stock proposed to be sold by all selling holders. Each such Representative shall be authorized, on customary terms, to execute the underwriting agreement on behalf of each selling holder and to otherwise act for the selling holders in connection with the offering.

            (b) Such Holder directly through its Representative, enters into an underwriting agreement with the Company, the other selling holders, any selling stockholders and the underwriters, which underwriting agreement shall comply with the provisions of this
      Section 5.

            (c) Such Holder executes all questionnaires and other documents required by the underwriting agreement to be executed by such Holder.

            5.9. Lock-Up Agreements. (a) The Company agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, other than any such sale or distribution of Common Stock upon exercise of the Company's Warrants, in the case of any registration pursuant to
Section 4.1, for a period of 90 days from the effective date of the Registration Statement pertaining to such Registrable Common Stock.

            (b) Each Holder of Registrable Common Stock whose Registrable Common Stock is covered by a Registration Statement filed pursuant to
Section 4.1 or 4.2 agrees that it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock (other than the Registrable Common Stock covered by such Registration Statement) or any Warrants or other securities convertible into or exchangeable or exercisable for Common Stock, for a period of 90 days from the effective date of the Registration Statement pertaining to such Registrable Common Stock.

            (c) The lock-up agreements set forth in Sections 5.9(a) and 5.9(b) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves an underwritten offering.


6.    ADJUSTMENTS.

            6.1. Adjustments upon Certain Transactions. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in case the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock,
(iii) combine its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a merger, consolidation or other business combination in which the Company is the continuing corporation). In such event, the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. In addition, upon an adjustment pursuant to this
Section 6.1(a), the Exercise Price for each share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the price determined by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

            6.2. Consent of Warrant Holders to Certain Transactions. (a) Upon any issuance of shares of Common Stock for consideration equal to or greater than the "fair market value of Common Stock" (for purposes of this Section 6.2(a), an "Issuance"), the Company shall issue to Holders of Warrants and holders of Stock Appreciation Rights, on a pro rata basis, such additional Warrants and Stock Appreciation Rights necessary in order that the aggregate percentage of Common Stock represented by all outstanding Warrants and Warrants exchangeable for all outstanding Stock Appreciation Rights shall not be diminished on account of such Issuance. The Exercise Price for such Warrants and such additional Warrants relating to the Stock Appreciation Rights shall equal the per share consideration paid for the Common Stock issued.

            (b) The Company shall not issue any shares of Common Stock for consideration less than the "fair market value of Common Stock" (for purposes of this Section 6.2(b), an "Issuance") without obtaining the prior approval of such Issuance and of the Exercise Price of the additional Warrants and Stock Appreciation Rights referred to in the last sentence of this Section 6.2(b) from (i) for so long as GS and its Affiliates shall beneficially own Warrants and/or Stock Appreciation Rights exercisable for at least 5% of the Common Stock then outstanding on a "fully diluted basis", GS and (ii) Holders and holders of Stock Appreciation Rights representing in the aggregate at least 75% of the Warrants and Stock Appreciation Rights then outstanding. In the event such required consent shall be obtained, the Company may make such approved Issuance; provided that the Company shall simultaneously therewith issue to Holders and holders of Stock Appreciation Rights, on a pro rata basis, such additional Warrants and Stock Appreciation Rights, as the case may be, necessary in order that the aggregate percentage of Common Stock represented by all outstanding Warrants and Warrants issuable upon exchange of all outstanding Stock Appreciation Rights shall not be diminished on account of such Issuance. The Exercise Price of any Warrants and such additional Warrants relating to the Stock Appreciation Rights issued pursuant to this
Section 6.2(b) shall equal the per share consideration paid for the Common Stock issued in the Issuance less any amount necessary to compensate Holders thereof for the dilutive effect of such Issuance.

            (c) The Company shall not issue any securities convertible into or exchangeable or exercisable for shares of Common Stock ("Common Securities") (for purposes of this Section 6.2(c), an "Issuance") without obtaining the prior approval of such Issuance and of the Exercise Price of the additional Warrants and Stock Appreciation Rights referred to in the last sentence of this Section 6.2(c) from (i) for so long as GS and its Affiliates shall beneficially own Warrants and/or Stock Appreciation Rights exercisable for at least 5% of the Common Stock then outstanding on a fully diluted basis, GS, and (ii) Holders and holders of Stock Appreciation Rights representing in the aggregate at least 75% of the Warrants and Stock Appreciation Rights then outstanding. In the event such required consent shall be obtained, the Company may make such approved Issuance; provided that the Company shall simultaneously therewith issue to Holders and holders of Stock Appreciation Rights, on a pro rata basis, such additional Warrants and Stock Appreciation Rights, as the case may be, necessary in order that the aggregate percentage of Common Stock represented by all outstanding Warrants and Warrants issuable upon exchange of all outstanding Stock Appreciation Rights shall not be diminished on account of such Issuance. The Exercise Price for the Warrants and Stock Appreciation Rights issued pursuant to this Section 6.2(c) shall be the consideration approved by the requisite Holders of Warrants and holders of Stock Appreciation Rights in accordance with the first sentence of this
Section 6.2(c).

            (d) For so long as any Warrant or Stock Appreciation Right shall be issued and outstanding, the Company shall not issue any preferred stock or create any additional series of common stock of the Company.

            (e) For purposes of this Section 6.2, "on a fully diluted basis" shall mean the number of shares of Common Stock then outstanding, assuming (i) that all Stock Appreciation Rights then outstanding can be and have been exchanged for Warrants and such number of Warrants in addition to all Warrants then outstanding have been exercised for Common Stock and (ii) no conversion of Convertible Debentures for Common Stock.

            (f) For purposes of this Section 6.2, "fair market value of Common Stock" shall mean:

                  (i) if the Common Stock is registered under the Exchange Act, deemed to be the average of the daily market prices of the Common Stock for the 90 consecutive trading days immediately preceding the day as of which "fair market value" is being determined or, if the Common Stock has been registered under the Exchange Act for less than 90 consecutive trading days before such date, then the average of the daily market prices for all of the trading days before such date for which daily market prices are available. The market price for each such trading day shall be: (A) in the case of the Common Stock listed or admitted to trading on any securities exchange, the closing price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case the Common Stock not then listed or admitted to trading on any securities exchange, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case the Common Stock not then listed or admitted to trading on any securities exchange and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, City and State of New York, customarily published on each business day, designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 90 days prior to the date in question) for which prices have been so reported, and (D) if there are no bid and asked prices reported during the 90 days prior to the date in question, the "fair market value of Common Stock" shall be determined by an Independent Financial Expert using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate, giving effect to any discount attributable to any lack of liquidity of the Common Stock.

                  (ii) if the Common Stock is not registered under the Exchange Act, the "fair market value of Common Stock" shall be determined by an Independent Financial Expert using one or more valuation methods that the Independent Financial Expert, in its best professional judgment, determines to be most appropriate, assuming such Common Stock is to be sold in an arm's length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.

            6.3. Issuance of Common Stock for Noncash Consideration. In case the Company shall issue and sell shares of Common Stock or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the "fair market value of Common Stock" for purposes of the first sentence of Section 6.2(a) or (b), the Board of Directors of the Company shall determine, in good faith, the fair value of such property. In case the Company shall issue and sell rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock, together with one or more other securities as part of a unit at a price per unit, then in determining the "fair market value of Common Stock" for purposes of the first sentence of Section 6.2(a) or (b), the Board of Directors of the Company shall determine, in good faith, the fair value of the rights, options, warrants or convertible or exchangeable securities then being sold as part of such unit.

            6.4. Distributions of Debt, Assets, Subscription Rights or Convertible Securities: In case the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock of evidence of Indebtedness of the Company, assets (other than cash dividends) or securities (excluding those referred to in Sections 6.2(a), 6.1(b) and 6.1(c)) (any such evidences of Indebtedness, assets or securities, the "assets or securities"), then in each case the Holders, upon the exercise of the Warrants, shall be entitled to receive in addition to the shares of Common Stock, (i) the assets or securities to which such Holder would have been entitled as a holder of Common Stock if such Holder had exercised its Warrants immediately prior to the record date for such distribution and (ii) any income earned on the assets or securities distributed from the distribution date to the date of exercise or repurchase, as the case may be, less the Exercise Price then in effect. At the time of any such distribution, the Company shall either (a) deposit the assets or securities payable to Holders pursuant hereto in trust for the Holders with an "eligible institution" with instructions as to the investment of such property and any proceeds therefrom so as to protect the value of such property for the Holders or (B) distribute to the Holders the assets or securities to which they would be entitled upon exercise or repurchase, as the case may be, and, upon any such distribution pursuant to this Clause (b), the provisions of this Section 6.4 shall no longer apply to such event. Such election shall be made by the Company giving written notice thereof to the Holders.

            For purposes of this Section 6.4, the term "eligible institution" shall mean a corporation organized and doing business under the laws of the United States of America or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, and subject to supervision or examination by Federal or state authority.

            6.5. Certain Issues Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to (i) make any adjustment of the number of shares of Common Stock purchasable upon exercise of each Warrant or of the Exercise Price or (ii) obtain a consent or issue additional Warrants or Stock Appreciation Rights pursuant to
Section 6.2, in either case with respect to the issuance of shares of Common Stock (A) pursuant to options, warrants or rights under employee benefit plans currently in effect or hereafter adopted by the Company to the extent that the aggregate number of shares so issued after the date hereof does not exceed 500,000 shares of Common Stock (subject to adjustment on substantially the same terms as the number of shares of Common Stock would be adjusted hereunder) as well as the grant or issuance of any option, warrant or rights in connection therewith and (B) upon conversion of the Convertible Debentures.

            6.6. Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board of Directors of the Company (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or properties upon the exercise of any Warrant.

            6.7. Statement on Warrants. Irrespective of any adjustment in the Exercise Price or the number or kind of shares issuable upon the exercise of the Warrants, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the Warrants initially issuable pursuant to this Agreement.

            6.8. Fractional Interests. The Company shall not be required to issue fractional shares of Common Stock on the exercise of Warrants. If more than one Warrant shall be presented for exercise in full at the same time by the same Holder, the number of full shares of Common Stock which shall be issuable upon such exercise thereof shall be computed on the basis of the aggregate number of shares of Common Stock acquirable on exercise of the Warrants so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section be issuable on the exercise of any Warrant (or specified portion thereof), the Company shall pay an amount in cash calculated by it to be equal to the then Current Market Value per share of Common Stock multiplied by such fraction computed to the nearest whole cent.


7.    WARRANT TRANSFER BOOKS.

            The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.

            At the option of the Holder, Warrant Certificates may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.

            All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

            Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made to a Holder for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.

            Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder thereof as the owner for all purposes.


8.    WARRANT HOLDERS.

            8.1. No Voting Rights. Except as provided below, prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company. Notwithstanding the foregoing, Holders of Warrants that are exercisable pursuant to Section 3.2 will be entitled to receive at the addresses shown in the register of the Company maintained by the Warrant Agent notice of all meetings of stockholders of the Company and the Company will submit any item that may be submitted to stockholders for consideration (other than elections of directors, ratifications of appointments of auditors or amendments to Article Ninth of the Certificate of Incorporation) to such Holders prior to submission to stockholders for purposes of determining the number of Warrants that would have approved of such action had such Holders and holders of Stock Appreciation Rights been entitled to vote on such matters. In order to make such a determination, the Holders shall appoint a representative (who may be the same Person appointed by the holders of Stock Appreciation Rights pursuant to the Stock Appreciation Rights Agreement) who shall poll the Holders and the holders of the Stock Appreciation Rights in respect of any such action within five Business Days of the date of receipt of the notice from the Company as to any such action. If no response is given by such representative to the Company prior to the expiration of such period, all of the Holders shall be deemed to have consented to the proposed action.

            8.2. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of any Warrant, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder's own behalf and for such Holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder's right to exercise or exchange such Holder's Warrants in the manner provided in this Agreement.


9.    WARRANT AGENT.

            9.1. Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts such appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders of Warrants, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, the independence of any Independent Financial Expert or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect either to the Exercise Price, the kind and amount of shares or other securities or any property receivable by Holders upon the exercise or tender of Warrants required from time to time or the distributions on the Warrants pursuant to
Section 11.3, and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (c) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President or the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

            The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.

            The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.

            The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof.

            9.2. Right to Consult Counsel. The Warrant Agent may at any time consult with competent legal counsel, and the Warrant Agent shall incur no liability or responsibility to the Company or to any Holder for any action taken, suffered or omitted by it in good faith in accordance with the opinion or advice of such counsel.

            9.3. Compensation and Reimbursement. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            9.4. Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

            9.5.  Resignation and Removal; Appointment of Successor.
(a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent's own negligence or willful misconduct) after giving written notice to the Company. The Company may remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid.
The Warrant Agent shall, at the Company's expense, cause to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Company shall appoint in writing a new warrant agent. If the Company shall fail to make such appointment within a period of 20 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Company or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.

            (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of
Section 9.5(a). Any such successor Warrant Agent shall promptly cause notice of its succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at such Holder's last address as shown on the register of the Company maintained by the Warrant Agent.


10.   REPRESENTATIONS AND WARRANTIES

            The Company hereby represents and warrants that, as of the Closing Date:

            10.1. Existence, Power and Ownership. (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing as a foreign corporation in each other jurisdiction where ownership of its properties or the conduct of its business requires it to be so, and it has all power and authority under such laws and its certificate of incorporation and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

            (b) It is subject to taxation as a real estate investment trust (a "REIT") under Subchapter M of the Code and has satisfied all requirements to continue to qualify as a REIT. It is not aware of any fact or circumstance that could reasonably be expected to prevent it from continuing to so qualify in the future.

            10.2. Authorization. It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.

            10.3. No Conflicts or Consents. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of its certificate of Incorporation or By-laws; (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties.

            10.4. Consents. No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Warrants.

            10.5. Enforceable Obligations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            10.6. Capitalization. As of the date hereof, the Company's authorized capital stock consists of 150,000,000 shares of Common Stock and 38,260,704 shares of Common Stock were issued and outstanding. As of the date hereof, no shares of Common Stock are held in treasury and no shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options. The Common Stock constitutes all of the issued and outstanding capital stock of the Company. There are no other classes of capital stock of the Company authorized or outstanding. The Common Stock is duly authorized, validly issued, fully paid and non-assessable. Except for the transactions contemplated by this Agreement and the other Loan Documents (as defined in the Loan Agreement) and except in respect of the Company's Dividend Reinvestment Plan and the indenture relating to the Convertible Debentures, there are no preemptive or other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company's authorized and issued, unissued or treasury shares of capital stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company.

            10.7. Percentage Interests. The Stock Appreciation Rights and Warrants issued and outstanding on the date hereof, assuming, with respect to Stock Appreciation Rights, the exchange thereof for Warrants and, with respect to Warrants, the exercise thereof for Common Stock, and assuming no conversion of Convertible Debentures, represent in the aggregate 19.9% of the issued and outstanding Common Stock on a fully diluted basis (i.e., taking into account the Warrants and Stock Appreciation Rights but not including the Convertible Debentures).


11.   COVENANTS.

            11.1. Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder. The Company covenants that all shares of Common Stock which shall be so issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

            11.2. Notice of Dividends. At any time when the Company declares any dividend on its Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

            11.3. Distributions on Warrants. Each Holder will be entitled to an annual distribution per Warrant payable on January 15 of each year commencing on January 15, 1996 with respect to the prior calendar year equal to the positive difference, if any, between the aggregate amount of dividends paid per share of Common Stock during such prior calendar year and (i) with respect to years ending on or before December 31, 2000, $0.60 or (ii) thereafter, the product of the Exercise Price per Warrant then in effect multiplied by LIBOR in effect on the preceding December 31 plus 1%; provided, however, to the extent the number of shares of Common Stock for which a Warrant is exercisable is adjusted pursuant to Section 6.1, there shall be a corresponding adjustment to the amount in clause (i) above.

            11.4. Restriction on the Company's Incurrence of Indebtedness. The Company covenants that it will not contract, create, incur, assume or permit to exist any Indebtedness, except:

            (i) Indebtedness arising under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement);

            (ii) Current liabilities for taxes and assessments incurred or arising in the ordinary course of business;

            (iii) Indebtedness in respect of current accounts payable or accrued (other than for borrowed money or purchase money obligations) and incurred in the ordinary course of business; provided, that all such liabilities, accounts and claims shall be paid when due (or in conformity with customary trade terms);

            (iv) Indebtedness in effect on the date hereof (as specified in Schedule 4.09 of the Loan Agreement) and any extensions, renewals or refinancings thereof in an amount not to exceed the outstanding accreted amount thereof on the date of refinancing; provided that no such Indebtedness may be renewed, extended or refinanced if, as a result thereof, quarterly debt service of the Company would be materially increased or Net Cash Flow (as defined in the Loan Agreement) of the Company would be materially decreased;

            (v) Unsecured Indebtedness in an aggregate amount not to exceed $10,000,000 at any time outstanding incurred by the Borrower to cover working capital needs; and

            (vi) 14% Debentures issued in connection with the exercise of Stock Appreciation Rights.


            11.5. Limitation on Ownership of Common Stock. Each Holder acknowledges that it understands the limitation on ownership of Common Stock set forth in Article Ninth of the Company's Certificate of Incorporation and agrees not to acquire Warrants or Common Stock in an aggregate amount that would violate such limitation for so long as such limitation exists. Each subsequent Holder agrees to be bound by the provisions of this Section 11.5 by its acceptance of any Warrant Certificate.


12.   MISCELLANEOUS.

            12.1. Money and Other Property Deposited with the Warrant Agent. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. The Warrant Agent shall distribute any money deposited with it for payment and distribution to the Holders by mailing by first-class mail a check in such amount as is appropriate, to each such Holder at the address shown on the Warrant register of the Company, or as it may be otherwise directed in writing by such Holder, upon surrender of such Holder's Warrants or shares of Registrable Common Stock, as the case may be. Any money deposited with the Warrant Agent for payment and distribution to the Holders that remains unclaimed for two years after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.

            12.2. Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent's and the Company's satisfaction that no such tax or other charge is due.

            12.3. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Warrant Certificates and deliver its certificate of destruction to the Company unless the Company shall otherwise direct.

            12.4. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.

            Upon the issuance of any new Warrant Certificate under this
Section 12.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.

            Every new Warrant Certificate executed and delivered pursuant to this Section 12.4 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.

            The provisions of this Section 12.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed, lost, stolen or Warrant Certificates.

            12.5. Removal of Legends. A Holder may surrender its Warrant Certificates or certificates evidencing underlying Common Stock to the Warrant Agent who, upon the direction of the Company, shall exchange such certificates for certificates without the legends referred to in Sections 2.1, 3.5(d) and/or 3.5(e); provided that the Certificate of Incorporation no longer requires such legend and/or the Company is reasonably satisfied that the Warrants or Underlying Common Stock, as the case may be, represented by such certificates are freely transferable under the Securities Act, as the case may be.

            12.6.  Notices.  (a)  Except as otherwise provided in
Section 11.5(b), any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder's address shown on the register of the Company maintained by the Warrant Agent and to the Company or the Warrant Agent as follows:

If to the Company:            1270 Avenue of the Americas
                              New York, New York  10022
                              Attention:  Secretary

If to the Warrant Agent:      450 West 33rd Street
                              New York, New York  10001
                              Attention: Vice President - Administration

or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

            (b) Any notice required to be given by the Company to the Holders pursuant to this Agreement, shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company maintained by the Warrant Agent. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.

            12.7. Applicable Law. This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the internal laws of the State of New York.

            12.8. Persons Benefitting. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.

            12.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

            12.10. Amendments. The Company may, without the consent of the Holders of the Warrants, by supplemental agreement or otherwise, make any changes or corrections in this Agreement that it shall have been advised by counsel (a) are required to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein or (b) add to the covenants and agreements of the Company for the benefit of the Holders, or surrender any rights or power reserved to or conferred upon the Company in this Agreement; provided, that, in each case, such changes or corrections shall not adversely affect the interests of the Holders in any material respect and have been approved by Whitehall and 75% of the Holders (including Whitehall). The Warrant Agent shall send a copy of any such supplemental agreement to each of the Holders by first-class mail at the Company's expense. The Warrant Agent shall join with the Company in the execution and delivery of any such supplemental agreements unless it affects the Warrant Agent's own rights, duties or immunities hereunder, in which case the Warrant Agent may, but shall not be required to, join in such execution and delivery.

            12.11. Headings. The descriptive headings of the several Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                ROCKEFELLER CENTER PROPERTIES, INC.


                                By /s/ Richard M. Scarlata

                                   Title:  President and
                                           Chief Executive Officer


                                CHEMICAL BANK, Warrant Agent


                                By /s/ Stanley E. Siekierski

                                   Title:  Vice President

                                                                  EXHIBIT A



                    FORM OF FACE OF WARRANT CERTIFICATE


THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AGREEMENT DATED AS OF DECEMBER 18, 1994 BETWEEN ROCKEFELLER CENTER PROPERTIES, INC. (THE "COMPANY") AND CHEMICAL BANK, WARRANT AGENT. A COPY OF SUCH WARRANT AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.



                     WARRANTS TO PURCHASE COMMON STOCK
                   OF ROCKEFELLER CENTER PROPERTIES, INC.


No.                                     Certificate for            Warrants


            This certifies that       [HOLDER]     , or registered assigns,
is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a "Holder"), subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Rockefeller Center Properties, Inc., a Delaware corporation (the "Company"), one share of the Company's common stock, par value $.01 per share ("Common Stock"), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement, at the exercise price (the "Exercise Price") of $5.00 per share, subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement.

            This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of December 18, 1994 (the "Warrant Agreement"), between the Company and Chemical Bank, warrant agent (the "Warrant Agent", which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the

Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

            This Warrant Certificate shall terminate and be void as of the close of business on the earlier of (i) March 31, 1995 in the event the lenders (the "Lenders") under the Loan Agreement dated as of December 18, 1994 (the "Loan Agreement") among the Company, the Lenders and Goldman Sachs Mortgage Company, as agent for the Lenders, fail to fund thereunder even though all of the conditions precedent set forth in Section 3.01 thereof have been satisfied and (ii) December 31, 2007 (such earlier date being referred to as the "Expiration Date").

            As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable from time to time on any Business Day beginning on the earliest of (i) the time immediately after the Loans (as defined in the Loan Agreement) have been made by the Lenders and the Company's 14% Debentures have been purchased by Whitehall Street Real Estate Investment Fund V, (ii) such time as any condition precedent specified in Section 3.01 of the Loan Agreement (other than Section 3.01(c) as it relates to Sections 7.01(f) and (g) thereof) is no longer capable of being fulfilled in accordance with the terms thereof and (iii) March 31, 1995 and ending on the Expiration Date.

            The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.

            All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.

            By acceptance of this Warrant Certificate, the Holder hereof acknowledges that it understands the limitation on ownership of Common Stock set forth in Article Ninth of the Company's Restated Certificate of Incorporation, as amended, and agrees not to acquire Warrants or Common Stock in an aggregate amount that would violate such limitation.

            In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the corporate trust office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise

Price then in effect for the share(s) of Underlying Common Stock as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be by certified or official bank check drawn on a New York City bank payable to the order of the Company.

            The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

            This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.

            No service charge shall be made to a Holder for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.

            This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.

            All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

            Copies of the Warrant Agreement are on file at the office of the Company and the Warrant Agent and may be obtained by writing to the Company or the Warrant Agent at the following address: Chemical Bank, 450 West 33rd Street, New York, New York 10001, Attention: Stock Transfer - Administration.

            This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.


Dated:  December   , 1994


                                    ROCKEFELLER CENTER  PROPERTIES, INC.


                                       By:
                                           Name and Title:



Countersigned:


CHEMICAL BANK, Warrant Agent


By:
    Name:
    Authorized Officer

                   FORM OF REVERSE OF WARRANT CERTIFICATE

                         EXERCISE SUBSCRIPTION FORM

               (To be executed only upon exercise of Warrant)


To:  Rockefeller Center Properties, Inc.

            The undersigned irrevocably exercises _______________ of the Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of Common Stock, par value $.01 per share, of Rockefeller Center Properties, Inc., for each Warrant represented by the Warrant Certificate and herewith makes payment of $__________ (such payment being by certified or official bank check drawn on a New York City bank payable to the order of Rockefeller Center Properties, Inc.), all at the Exercise Price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Rockefeller Center Properties, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.

Date:  _______________

                                                                          *
                                       (Signature of Owner)


                                       (Street Address)


                                       (City)               (State)
                                                                 (Zip Code)

                                       Signature Guaranteed by:



















* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.*

Securities and/or check to be issued to:



Please insert social security or identifying number:



Name:



Street Address:



City, State and Zip Code:



Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:



Please insert social security or identifying number:



Name:



Street Address:



City, State and Zip Code:

                             FORM OF ASSIGNMENT



            FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

                                             Social Security
                                                 or other
                                               Identifying
Names of                                        Number of         Number of
Assignees         Address                      Assignee(s)         Warrants
and does hereby irrevocably constitute and appoint _______________ the undersigned's attorney to make such transfer on the books of _______________ maintained for that purpose, with full power of substitution in the premises.


Date:  _______________

                                                                         *
                                     (Signature of Owner)



                                     (Street Address)



                                     (City)        (State)      (Zip Code)


                                     Signature Guaranteed By:





























* The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.

                              As of December 29, 1994



Chemical Bank, agent
   430 West 33rd Street
    New York, N.Y. 10001


Ladies and Gentlemen:

               We refer to the Warrant Agreement dated as of December 18, 1994 (the "Warrant Agreement") between the undersigned (the "Company") and you. Unless otherwise defined herein, the terms defined in the Warrant Agreement shall be used herein as therein defined.

              It is hereby agreed by you and us that the numerical reference to the number of shares of common stock, par value $.01 per share, of the Company for which the Warrants are exercisable in (i) the preamble to the Warrant Agreement and (ii) Section 2.2 of the Warrant Agreement should be deleted and replaced with "4,155,927".

              You are hereby directed to exchange the Temporary Warrant Certificate (No. 0001) issued in the name of Whitehall Street Real Estate Limited Partnership V evidencing 4,156,927 Warrants, upon presentation thereof, for a permanent Warrant Certificate(s) evidencing an aggregate of 4,155,927 Warrants.

              On and after the effective date of this letter amendment, each reference in the Warrant Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Warrant Agreement", "thereunder", "thereof" or words of like import referring to the Warrant Agreement, shall mean and be a reference to the Warrant Agreement as amended by this letter amendment. The Warrant Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

              Your agreement to this letter amendment will be evidenced by the execution hereof. This letter amendment is subject to the provisions of Section 12.10 of the Warrant Agreement.

              This letter amendment may be executed in counterparts by the parties hereto, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.

                                       Very truly yours,



                                       ROCKEFELLER CENTER
                                       PROPERTIES, INC.


                                       By: /s/ Richard M. Scarlata
                                           Richard M. Scarlata
                                           Title: President and Chief
                                                     Executive Officer


Agreed as of the date
  first above written:

CHEMICAL BANK


By:  /s/ Michael A. Nespoli
      Name:  Michael A. Nespoli
      Title:  Vice President


Acknowledged as of the date
  first above written:


WHITEHALL STREET REAL ESTATE
  LIMITED PARTNERSHIP V

By:  WH Advisors, L.P. V, General Partner

By: WH Advisors, Inc. V, General Partner

By: /s/ Ralph F. Rosenberg
     Name:  Ralph F. Rosenberg
     Title:  Vice President